UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 9, 2009

PepsiCo, Inc.
(Exact name of registrant as specified in charter)

North Carolina	1-1183	13-1584302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road Purchase, New York 10577
(Address of principal executive offices)

Registrant’s telephone number, including area code: (914) 253-2000

N/A
(Former name or former address, if changed since last report)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

PepsiCo announced today that it has withdrawn and will refile its notification and report forms filed with the Federal Trade Commission in order to provide the FTC an additional 30 days to review PepsiCo’s proposal to acquire all of the outstanding shares of common stock it does not already own in its two largest anchor bottlers, The Pepsi Bottling Group, Inc. and PepsiAmericas, Inc. under the Hart-Scott Rodino Antitrust Improvements Act of 1976.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued by PepsiCo, Inc., dated October 9, 2009, announcing that it has withdrawn and will refile its notifications and report forms filed with the Federal Trade Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSICO, INC.

Date: October 9, 2009	By:	/s/ Thomas H. Tamoney, Jr.
	Name:	Thomas H. Tamoney, Jr.
	Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release by PepsiCo, Inc. dated October 9, 2009 announcing that it has withdrawn and will refile its notification and report forms filed with the Federal Trade Commission.